Microsoft Word 11.0.6502;92638
SUB-ITEM 77Q1

An Amendment, dated March 10, 2005, to the Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 56 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated April 1, 2005, to the Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 56 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


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                                            SUB-ITEM 77Q1

                                                           MFS SERIES TRUST X

                                                          MFS GLOBAL VALUE FUND

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Global Value Fund, a series of the Trust, has been terminated.